SSL DRAFT 10/28/03

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Thornburg Mortgage Securities Trust 2003-5
Mortgage Pass-Through Certificates, Series 2003-5

TERMS AGREEMENT

Dated: as of October 28, 2003

To:	STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Re:	Underwriting Agreement dated July 29, 2003

Underwriter:   Bear, Stearns & Co. Inc.

Series Designation:   Thornburg Mortgage Securities Trust 2003-5, Mortgage Pass-Through Certificates, Series 2003-5

Class Designation Schedule of the Certificates: Class I-A, II-A, III-A, IV-A, R-I, R-II, B-1, B-2, B-3 Certificates

Terms of the Public Certificates:

Class                   Original Principal Amount              Interest Rate
-----                   -------------------------              -------------
I-A                            $    152,635,500                    Variable
II-A                           $    168,720,200                    Variable
III-A                          $    452,531,300                    Variable
IV-A                           $    206,700,500                    Variable
R-I                            $             50                    N/A
R-II                           $             50                    N/A
B-1 (1)                        $     12,604,100                    Variable
B-2 (1)                        $      5,545,700                    Variable
B-3 (1)                        $      4,537,300                    Variable

__________

(1) This class is a subordinate certificate.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Trust, Pooling and Servicing Agreement dated as of October 1, 2003 among Structured Asset Mortgage Investments II Inc., as seller, Wells Fargo Bank Minnesota, National Association as master servicer and securities administrator, Deutsche Bank National Trust Company, as trustee, Deutsche Bank Trust Company Delaware, as Delaware trustee, and Thornburg Mortgage Home Loans, Inc. (the “Trust, Pooling and Servicing Agreement”).

Form of Certificates Being Purchased by the Underwriter: Book-Entry except for the Class R-I and Class R-II Certificates which will be in certificated, fully registered form.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in November 2003.

Certificate Rating for the Certificates Being Purchased by the Underwriters:

Class                                            Ratings
-----                                            -------
                                                   S&P
                                                   ---
I-A.....................................           AAA
II-A....................................           AAA
III-A...................................           AAA
IV-A....................................           AAA
R-I.....................................           AAA
R-II....................................           AAA
B-1.....................................           AA
B-2.....................................            A
B-3.....................................           BBB

Mortgage Assets: The Mortgage Loans to be included in the Trust are as described in a schedule to the Trust, Pooling and Servicing Agreement.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $1,006,444,474.76 (plus $3,201,658.13 in accrued interest).

Credit Enhancement: None other than the subordination and limited cross-collateralization described in the related Prospectus Supplement.

Closing Date: October 30, 2003

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:/s/ Thomas Marano
Name: Thomas Marano
Title: Senior Managing Director

Accepted:

STRUCTURED ASSET MORTGAGE
INVESTMENTS II INC.

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Vice President